Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BEYOND MEAT, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Beyond Meat, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),
DOES HEREBY CERTIFY:
1.That the name of this corporation is Beyond Meat, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on April 8, 2011 under the name J Green Natural Foods Co.
2.That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED,    that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
FIRST:    The name of this corporation is Beyond Meat, Inc. (the "Corporation'').
SECOND:    The address of the registered office of the Corporation in the State of Delaware is 874 Walker Road, Suite C, in the city of Dover, county of Kent, 19904. The name of its registered agent at such address is United Corporate Services, Inc.
THIRD:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 88,000,000 shares of Common Stock, $0.000 I par value per share ("Common Stock"), and (ii) 65,821,015 shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock").
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to "Sections" or "Subsections" in this Article refer to sections and subsections of this Article Fourth.

A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section242(b)(2) of the General Corporation Law.
B.    PREFERRED STOCK
The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the "Restated Certificate") may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of 5,000,000 shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of 7,203,03l shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of 12,114,359 shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of 13,069,158 shares. The fifth series of Preferred Stock shall be designated "Series E Preferred Stock" and shall consist of 7,110,442 shares. The sixth series of Preferred Stock shall be designated "Series F Preferred Stock" and shall consist of 7,299,800 shares. The seventh series of Preferred Stock shall be designated "Series G Preferred Stock" and shall consist of 7,710,000 shares. The eighth series of Preferred Stock shall be designated "Series H Preferred Stock" and shall consist of 6,314,225 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are as set forth below in this Part B of this Article Fourth. Unless otherwise indicated, references to "Sections" or "Subsections" in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.    Dividends. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, on a pari passu basis and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the applicable Dividend Rate (as defined below) for such series, payable when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"). Such dividends shall not be cumulative. The holders of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least 55% of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis), the holders of the outstanding Preferred Stock can waive any dividend preference that the holders of the outstanding Series D Preferred Stock shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of (i) the holders of at least 55% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as• converted basis) and the holders of at least 60% of the shares of Series D Preferred Stock (voting as a separate class), the holders of the outstanding Preferred Stock can waive any dividend preference that the holders of the outstanding Series E Preferred Stock shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of (i) the holders of at least 55% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis) and (ii) the holders of at least 60% of the shares of Series E Preferred Stock (voting as a separate class), the holders of the outstanding Preferred Stock can waive any dividend preference that the holders of the outstanding Series F Preferred Stock shall be entitled to receive under this Section l upon the affirmative vote or written consent of (i) the holders of at least 55% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis) and (ii) the holders of a majority of the shares of Series F Preferred Stock (voting as a separate class), the holders of the outstanding Preferred Stock can waive any dividend preference that the holders of the outstanding Series G Preferred Stock shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of (i) the holders of at least 55% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as converted basis) and (ii) the holders of a majority of the shares of Series G Preferred Stock (voting as a separate class), and the holders of the outstanding Preferred Stock can waive any dividend preference that the holders of the outstanding Series H Preferred Stock shall be entitled to receive under this Section I upon the affirmative vote or written consent of (i) the holders of at least 55% of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis) and (ii) the holders of a majority of the shares of Series H Preferred Stock (voting as a separate class). For purposes of this Section 1, "Dividend Rate" shall mean $0.032 per annum for each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.057 per annum for each share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.0991 per annum for each share of Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.153 per annum for each share of Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.1963 per annum for each share of Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.3299 per annum for each share of Series F Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), $0.5835 per annum for each share of Series G Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), and $1.2923 per annum for each share of Series H Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). After payment of such dividends to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, any additional dividends or distributions shall be distributed among all holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock were converted to Common Stock at the then effective conversion rate.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Payment to Holders of Series H Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series H Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series H Original Issue Price for each outstanding share of Series H Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series H Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series H Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series H Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series H Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series H Original Issue Price" shall mean $16.1540 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series H Preferred Stock.
2.2    Payment to Holders of Series G Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above, the holders of shares of Series G Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series G Original Issue Price for each outstanding share of Series G Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series G Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series G Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series G Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series G Original Issue Price" shall mean $7.2933 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock.
2.3    Payment to Holders of Series F Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above and to the holders of shares of Series G Preferred Stock pursuant to Subsection 2.2 above, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series F Original Issue Price for each outstanding share of Series F Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable bad all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series F Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series F Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series F Original Issue Price" shall mean $4.1234 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock.
2.4    Payment to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above, to the holders of shares of Series G Preferred Stock pursuant to Subsection 2.2 above and to the holders of shares of Series F Preferred Stock pursuant to Subsection 2.3 above, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series E Original Issue Price for each outstanding share of Series E Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series E Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series E Liquidation Amount''). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series E Original Issue Price" shall mean $2.4534 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock.
2.5    Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above, to the holders of shares of Series G Preferred Stock pursuant to Subsection 2.2 above, to the holders of shares of Series F Preferred Stock pursuant to Subsection 2.3 above and to the holders of shares of Series E Preferred Stock pursuant to Subsection 2.4 above, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series D Original Issue Price for each outstanding share of Series D Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series D Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series D Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series D Original Issue Price" shall mean

$1.9129 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.
2.6    Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above, to the holders of shares of Series G Preferred Stock pursuant to Subsection 2.2 above, to the holders of shares of Series F Preferred Stock pursuant to Subsection 2.3 above, to the holders of shares of Series E Preferred Stock pursuant to Subsection 2.4 above and to the holders of shares of Series D Preferred Stock pursuant to Subsection 2.5 above, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series C Original Issue Price for each outstanding share of Series C Preferred Stock then held by them, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series C Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series C Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.6, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series C Original Issue Price" shall mean $1.2382 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.
2.7    Payments to Holders of Series A Preferred Stock and Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series H Preferred Stock pursuant to Subsection 2.1 above, to the holders of shares of Series G Preferred Stock pursuant to Subsection 2.2 above, to the holders of shares of Series F Preferred Stock pursuant to Subsection 2.3 above, to the holders of shares of Series E Preferred Stock pursuant to Subsection 2.4 above, to the holders of shares of Series D Preferred Stock pursuant to Subsection 2.5 above and to the holders of shares of Series C Preferred Stock pursuant to Subsection 2.6 above, the holders of shares of Series A Preferred Stock then outstanding and Series B Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price for each outstanding share of Series A Preferred Stock then held by them, and the Series B Original Issue Price for each outstanding share of Series B Preferred Stock then held by them, in each case, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable to the holders of Series A Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series A Liquidation Amount," and the amount payable to the holders of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the "Series B Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.7, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series A Original Issue Price" shall mean $0.40 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The "Series B Original Issue Price" shall mean $0. 7122 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.
2.8    Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7 above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
2.9    Deemed Liquidation Events.
2.9.1.    Definition. The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, unless the holders of at least 55% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class on an as converted to Common Stock basis), the holders of at least 75% of the then outstanding shares of Series C Preferred Stock (voting together as a single class on an as converted to Common Stock basis), the holders of at least 60% of the then outstanding shares of Series D Preferred Stock (voting together as a single class on an as converted to Common Stock basis), and the holders of at least 60% of the then outstanding shares of Series E Preferred Stock (voting together as a single class on an as converted to Common Stock basis), the holders of a majority of the then outstanding shares of Series F Preferred Stock (voting together as a single class on an as converted to Common Stock basis), the holders of a majority of the then outstanding shares of Series G Preferred Stock (voting together as a single class on an as converted to Common Stock basis), and the holders of a majority of the then outstanding shares of Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis) elect otherwise by written notice given to the Corporation prior to the effective date of any such event (any such event, unless such an election is made, is referred to herein as a "Deemed Liquidation Event"):
(a)    a merger or consolidation in which
(i)     the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.9.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);
(b)    the sale, conveyance, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets (including, without limitation, intellectual property) of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, conveyance, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation;
(c)    the transfer (whether by merger, consolidation, share exchange or otherwise) in one transaction or series of related transactions to a person or group of affiliated persons (other than an underwriter of the Corporation's securities) of the Corporation's securities if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the then outstanding voting stock of the Corporation (or the surviving or acquiring entity); or
(d)    any transaction in which any shares of Preferred Stock are converted into any other property or security, other than Common Stock.
Notwithstanding the foregoing, a Deemed Liquidation Event shall not include (i) a consolidation with a wholly-owned subsidiary of the Corporation, (ii) a merger effected exclusively to change the domicile of the Corporation, or (iii) an equity financing consummated solely for capital-raising purposes in which the Corporation is the surviving corporation and which is approved by the Board of Directors (including a majority of the Preferred Directors (as defined below)), the holders of at least 75% of the then outstanding shares of Series C Preferred Stock, the holders of at least 60% of the then outstanding shares of Series D Preferred Stock, the holders of at least 60% of the then outstanding shares of Series E Preferred Stock, the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, the holders of at least a majority of the then outstanding shares of Series G Preferred Stock and the holders of at least a majority of the then outstanding shares of Series H Preferred Stock.
2.9.2.    Effecting a Deemed Liquidation Event.
(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.9. l(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1. 2.2. 2.3. 2.4. 2.5. 2.6. 2.7 and 2.8 above.
(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.9.l(a) or 2.9.l(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and (ii) if the holders of at least 55% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class and on an as• converted to Common Stock basis), the holders of at least 60% of the then outstanding shares of Series D Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), the holders of at least 60% of the then outstanding shares of Series E Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), the holders of at least a majority of the then outstanding shares of Series F Preferred Stock (voting together as a single class on an as converted to Common Stock basis), the holders of at least a majority of the then outstanding shares of Series G Preferred Stock (voting together as a single class on an as converted to Common Stock basis) and the holders of at least a majority of the then outstanding shares of Series H Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders (the "Available Proceeds"), to the extent legally available therefor, on the l 50th day after such Deemed

Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount, all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount, all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount, all outstanding shares of Series E Preferred Stock at a price per share equal to the Series E Liquidation Amount, all outstanding shares of Series F Preferred Stock at a price per share equal to the Series F Liquidation Amount, all outstanding shares of Series G Preferred Stock at a price per share equal to the Series G Liquidation Amount and all outstanding shares of Series H Preferred Stock at a price per share equal to the Series H Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the Corporation shall first redeem a pro rata portion of each holder's share of Series H Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series H Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series G Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series G Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock and Series G Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series F Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series F Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series E Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series E Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series D Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series A Preferred Stock and Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2.9.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed

Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
(c)    In the event of a Deemed Liquidation Event referred to in Subsection 2.9.l(c) or 2.9.l(d), (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock no later than the 30th day after such Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (the "Special Redemption Notice"), and (ii) if the holders of at least 55% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class and on an as-converted to Common Stock basis), the holders of at least 60% of the then outstanding shares of Series D Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), the holders of at least 60% of the then outstanding shares of Series E Preferred Stock ( voting together as a single class on an as• converted to Common Stock basis), the holders of at least a majority of the then outstanding shares of Series F Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), the holders of at least a majority of the then outstanding shares of Series G Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) and the holders of at least a majority of the then outstanding shares of Series H Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) so request in a written instrument delivered to the Corporation not later than 20 days after the delivery of the Special Redemption Notice, the Corporation shall use the Available Proceeds, to the extent legally available therefor, on the date of such request for redemption, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount, all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount, all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount, all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Liquidation Amount, all outstanding shares of Series E Preferred Stock at a price per share equal to the Series E Liquidation Amount, all outstanding shares of Series F Preferred Stock at a price per share equal to the Series F Liquidation Amount, all outstanding shares of Series G Preferred Stock at a price per share equal to the Series G Liquidation Amount and all outstanding shares of Series H Preferred Stock at a price per share equal to the Series H Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the Corporation shall first redeem a pro rata portion of each holder's shares of Series H Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series H Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series G Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series G Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock and Series G Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series F Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series F Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series E Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series E Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series D Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. After all of the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock have been redeemed, the Corporation shall next redeem a pro rata portion of each holder's shares of Series A Preferred Stock and Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2.9.2(c), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
2.9.3.    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors, including at least a majority of the Preferred Directors.
2.9.4.    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the "Additional Consideration"), the merger agreement with respect to such transaction shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the "Initial Consideration") shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.9.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock,

Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall vote together with the holders of Common Stock as a single class.
3.2    Election of Directors.
3.2.1. The holders of record of the shares of Series A Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series A Director"); the holders of record of the shares of Series B Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series B Director"); the holders of record of the shares of Series C Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series C Director"); the holders of record of the shares of Series D Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series D Director"); the holders of record of the shares of Series G Preferred Stock, exclusively and voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series G Director" and together with the Series A Director, the Series B Director, the Series C Director and the Series D Director, the "Preferred Directors" and each, a "Preferred Director"); and the holders of record of the shares of Common Stock, exclusively and voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2.l, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock), exclusively and voting together as a single class on an as converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2.1, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.1. The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding less than 600,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). The rights of the holders of the Series B Preferred Stock under the first sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date on which there are issued and outstanding less than 1,200,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). The rights of the holders of the Series C Preferred Stock under the first sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date on which there are issued and outstanding less than 1,500,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock). The rights of the holders of the Series D Preferred Stock under the first sentence of this Subsection 3.2.l shall terminate on the first date following the Original Issue Date on which there are issued and outstanding less than 1,500,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock). The rights of the holders of the Series G Preferred Stock under the first sentence of this Subsection 3.2.l shall terminate on the first date following the Original Issue Date on which there are issued and outstanding less than 1,000,000 shares of Series G Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock). The rights of the holders of the Common Stock under the first sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date on which there are issued and outstanding less than 600,000 shares of Series A Preferred Stock, less than 1,200,000 shares of Series B Preferred Stock, less than 1,500,000 shares of Series C Preferred Stock, less than 1,500,000 shares of Series D Preferred Stock and less than 1,000,000 shares of Series G Preferred Stock (all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series G Preferred Stock).
3.2.2.    Notwithstanding the provisions of Section 223(a)(l) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, such vacancy may only be filled by the holders of such class or series entitled to elect such director as provided in Subsection 3.2.1.

3.3    Protective Provisions.
3.3.1.    Preferred Stock Protective Provisions. At any time when at least 4,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, and will cause its subsidiaries not to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class and on an as-converted to Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force and effect:
(a)    liquidate, dissolve or wind-up its business and affairs, effect any Deemed Liquidation Event, or consent to any of the foregoing;
(b)    alter, waive or change the rights, preferences or privileges of the Preferred Stock (whether by merger, consolidation or otherwise);
(c)    increase or decrease the number of authorized shares of Preferred Stock or Common Stock;
(d)    create or authorize the creation of or issue or obligate itself to issue shares of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends, redemption rights and voting rights;
(e)    purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock other than: (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein; (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service pursuant to the terms of a restricted stock purchase agreement or other similar agreement or arrangement at the lower of the original purchase price or the then-current fair market value thereof as approved by the Board of Directors, including at least a majority of the Preferred Directors; and (iii) redemptions of or dividends or distributions on the capital stock of directly or indirectly wholly-owned subsidiaries;
(f)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation;
(g)    increase or decrease the authorized number of directors constituting the Board of Directors;
(h)    encumber any of the property (tangible or intangible) or business of the Corporation or subsidiary, unless otherwise approved by the Board of Directors, including at least a majority of the Preferred Directors;
(i)    grant an exclusive license for, or create a negative pledge for, all or substantially all of the intellectual property assets of the Corporation or any subsidiary, unless otherwise approved by the Board of Directors, including at least a majority of the Preferred Directors;

(j)    incur any indebtedness (of the Corporation and its subsidiaries on a consolidated basis) in excess of $100,000 individually or in excess of $250,000 in the aggregate in any 12-month period, unless otherwise approved by the Board of Directors, including at least a majority of the Preferred Directors;
(k)    enter into or engage in any transaction between (i) the Corporation or any of its subsidiaries on one hand and (ii) (x) any members of the Board of Directors or similar governing bodies of the subsidiaries, (y) any senior executive officers of the Corporation or any of its subsidiaries, or (z) any holder of 1 % or more of the Corporation's then issued and outstanding Common Stock (assuming full conversion and exercise of all convertible or exercisable securities and including shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan or other stock plan approved by the Board of Directors), or any immediate family members or affiliates of any person set forth in clauses (x), (y) and (z), on the other hand, other than (I) offer letters, consulting agreements, agreements which provide employee benefits, and ordinary course employee, consultant and director compensation (including, without limitation, equity grants), (II) indemnification agreements, (III) other customary agreements, in each case approved by the Board of Directors, including at least a majority of the Preferred Directors and (IV) a Series H Preferred Stock Purchase Agreement among the Corporation and investors on or about the date hereof and any related agreements (the "Series H Purchase Agreement");
(l)    effect any underwritten public offering by the Corporation of shares of its Common Stock under the Securities Act of 1933, as amended, other than a Qualified Public Offering (as defined below);
(m)    create any subsidiary; or
(n)    take any action which would otherwise require the vote of the holders of Preferred Stock as a separate class under applicable law.
3.3.2.    Series B Protective Provisions. For so long as any shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series B Preferred Stock but not so affect all of the Preferred Stock generally; or Preferred Stock.
(b)    increase the number of authorized shares of Series B Preferred Stock.
3.3.3.    Series C Protective Provisions. For so long as any shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series C

Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series C Preferred Stock but not so affect all of the Preferred Stock generally; or Preferred Stock.
(b)    increase the number of authorized shares of Series C Preferred Stock.
3.3.4.    Series D Protective Provisions. For so long as any shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series D Preferred Stock but not so affect all of the Preferred Stock generally; or
(b)    increase the number of authorized shares of Series D Preferred Stock or issue shares of Series D Preferred Stock.
3.3.5.    Series E Protective Provisions. For so long as any shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series E Preferred Stock but not so affect all of the Preferred Stock generally; or
(b)    increase the number of authorized shares of Series E Preferred Stock or issue shares of Series E Preferred Stock.

3.3.6.    Series F Protective Provisions. For so long as any shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series F Preferred Stock but not so affect all of the Preferred Stock generally; or
(b)    increase the number of authorized shares of Series F Preferred Stock or issue shares of Series F Preferred Stock.
3.3.7.    Series G Protective Provisions. For so long as any shares of Series G Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis:
(a)    amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series G Preferred Stock but not so affect all of the Preferred Stock generally; or
(b)    increase the number of authorized shares of Series G Preferred Stock or issue shares of Series G Preferred Stock.
3.3.8.    Series H Protective Provisions. For so long as any shares of Series H Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series H Preferred Stock) remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation so as to adversely affect the rights, powers, preferences or privileges of the Series H Preferred Stock but not so affect all of the Preferred Stock generally without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Stock basis.

4.    Optional Conversion. The holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
4.1    Right to Convert.
4.1.1.    Conversion Ratio. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series A Original Issue Price in the case of the Series A Preferred Stock, (ii) the Series B Original Issue Price in the case of the Series B Preferred Stock, (iii) the Series C Original Issue Price in the case of the Series C Preferred Stock, (iv) the Series D Original Issue Price in the case of the Series D Preferred Stock, (v) the Series E Original Issue Price in the case of the Series E Preferred Stock, (vi) the Series F Original Issue Price in the case of the Series F Preferred Stock, (vii) the Series G Original Issue Price in the case of the Series G Preferred Stock and (viii) the Series H Original Issue Price in the case of the Series H Preferred Stock, by the then effective Conversion Price (as defined below) for such series of Preferred Stock (the conversion rate for a particular series of Preferred Stock into Common Stock is referred to herein as the "Conversion Rate"). The initial "Conversion Price" (i) for the Series A Preferred Stock shall be equal to the Series A Original Issue Price, (ii) for the Series B Preferred Stock shall be equal to the Series B Original Issue Price, (iii) for the Series C Preferred Stock shall be equal to the Series C Original Issue Price, (iv) for the Series D Preferred Stock shall be equal to the Series D Original Issue Price, (v) for the Series E Preferred Stock shall be equal to the Series E Original Issue Price, (vi) for the Series F Preferred Stock shall be equal to the Series F Original Issue Price, (vii) for the Series G Preferred Stock shall be equal to the Series G Original Issue Price and (vii) for the Series H Preferred Stock shall be equal to the Series H Original Issue Price. Each such initial Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.
4.1.2.    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any share or shares of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3    Mechanics of Conversion.
4.3.1.    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice, or, if applicable, the occurrence of the event on which conversion is contingent under the notice, shall be the time of conversion (the "Conversion Time"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2.    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate. Before taking any action which would cause an adjustment reducing the Conversion Price of any series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.
4.3.3.    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
4.3.4.    No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price for any series of Preferred Stock shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5.    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Adjustments to Conversion Price for Diluting Issues.
4.4.1.    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)    "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)    "Original Issue Date" shall mean the date on which the first share of Series H Preferred Stock was issued.
(c)    "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (l) and (2), collectively, "Exempted Securities''):

(i)	shares of Common Stock, Options or Convertible Securities issued or deemed issued upon conversion of or as a dividend or distribution on Preferred Stock; or

(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4. 7 or 4.8; or

(iii)
shares of Common Stock or Options issued to officers, employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors, including at least a majority of the Preferred Directors; or

(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of the Option or Convertible Security outstanding as of the Original Issue Date; or

(v)
any shares of Common Stock, Options or Convertible Securities issuable or issued to parties that are (i) actual or potential suppliers or customers, or strategic partners investing in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case approved by the Board of Directors, including at least a majority of the Preferred Directors; or

(vi)
shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation or entity pursuant to a consolidation, merger, purchase of all or substantially all the assets of such entity, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such entity or 50% or more of the equity ownership in such entity, provided that such transaction or series of transactions has been approved by the Board of Directors, including at least a majority of the Preferred Directors; or

(vii)	shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of the Original Issue Date; or

(viii)	shares of Common Stock issued or issuable in a Qualified Public Offering or a public offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.
4.4.2.    No Adjustment of Conversion Price. No adjustment in the Conversion Price of any series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from: (i) the holders of at least 55% of the shares of the then outstanding Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock (voting together as a single class and on an as-converted to Common Stock basis); (ii) the holders of at least 60% of the shares of Series D Preferred Stock (voting as a separate class and on an as-converted to Common Stock basis); (iii) the holders of at least 60% of the shares of Series E Preferred Stock (voting as a separate class and on an as-converted to Common Stock basis), (iv) the holders of at least a majority of the shares of Series F Preferred Stock (voting as a separate class and on an as converted to Common Stock basis), (v) the holders of at least a majority of the shares of Series G Preferred Stock (voting as a separate class and on an as-converted to Common Stock basis) and (vi) the holders of at least a majority of the shares of Series H Preferred Stock (voting as a separate class and on an as-converted to Common Stock basis), agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3.    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the

Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than such Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of any series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price of any series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price of such series of Preferred Stock that such issuance or amendment took place at the time such calculation can first be made.
4.4.4.    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price of a series of Preferred

Stock in effect immediately prior to such issue, then the Conversion Price for such series in effect shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 =CPI* (A+ B) + (A+ C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)    "CP2" shall mean the Conversion Price m effect immediately after such issue of Additional Shares of Common Stock
(b)    "CP1" shall mean the Conversion Price m effect immediately prior to such issue of Additional Shares of Common Stock;
(c)    "A" shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)    "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPl); and
(e)    "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5.    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, including at least a majority of the Preferred Directors; and

(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors, including at least a majority of the Preferred Directors.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)
the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6.    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of any such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock that is convertible into Common Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock that is convertible into Common Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 4.5 shall become effective at the close of business on the date the subdivision or combination becomes effective. If the Corporation shall at any time or from time to time after the Original Issue Date (i) effect a subdivision or combination of the outstanding Common Stock with a comparable subdivision or combination, as applicable, of the Preferred Stock or (ii) effect a subdivision or combination of the outstanding shares of Preferred Stock with a comparable subdivision or combination, as applicable, of the Common Stock, then in each case, no adjustment shall be made to the Conversion Price of any series of Preferred Stock.
4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of each series of Preferred Stock that is convertible into Common Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for any such series of Preferred Stock then in effect by a fraction:
(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for any such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for any such series of Preferred Stock shall be adjusted pursuant to this Subsection 4.6 as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are each convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.
4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.9, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of any series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.
4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price for such series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.
4.10    Notice of Record Date. In the event:
(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
5.    Mandatory Conversion.
5.1    Trigger Events.
5.1.l.    Qualified Public Offering. Upon the closing of the sale of shares of Common Stock to the public at a price per share implying a valuation of the Corporation equal to at least $350,000,000 (calculated on a fully diluted basis) and resulting in at least $50,000,000 of gross proceeds to the Corporation, in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Qualified Public Offering") (the time of such closing is referred to herein as the "QPO Mandatory Conversion Time"), (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for such series of Preferred Stock and (ii) such shares may not be reissued by the Corporation.

5.1.2.    Series A Preferred Stock and Series B Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 55% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series A and Series B Mandatory Conversion Time"), (i) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for such series of Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.1.3.    Series C Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 75% of the then outstanding shares of Series C Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series C Mandatory Conversion Time"), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series C Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.1.4.    Series D Preferred Stock. Upon the date and time, or the occurrence often event, specified by vote or written consent of the holders of at least 60% of the then outstanding shares of Series D Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series D Mandatory Conversion Time"), (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series D Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.1.5.    Series E Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 60% of the then outstanding shares of Series E Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series E Mandatory Conversion Time"), (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series E Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.1.6.    Series F Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series F Mandatory Conversion Time"), (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series F Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.1.7.    Series G Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series G Mandatory Conversion Time"), (i) all outstanding shares of Series G Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series G Preferred Stock and (ii) such shares may not be reissued by the Corporation.

5.1.8.    Series H Preferred Stock. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, voting as a single class on an as converted to Common Stock basis (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Series H Mandatory Conversion Time"), (i) all outstanding shares of Series H Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Rate for Series H Preferred Stock and (ii) such shares may not be reissued by the Corporation.
5.2    Procedural Requirements. All holders of record of shares of Preferred Stock which are being converted shall be sent prior written notice of the QPO Mandatory Conversion Time, Series A and Series B Mandatory Conversion Time, Series C Mandatory Conversion Time, Series D Mandatory Conversion Time, Series E Mandatory Conversion Time, Series F Mandatory Conversion Time, Series G Mandatory Conversion Time or the Series H Mandatory Conversion Time as applicable, and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Upon receipt of such notice, each holder of shares of Preferred Stock which are being converted shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote ( other than as a holder of Common Stock), will terminate at the QPO Mandatory Conversion Time, Series A and Series B Mandatory Conversion Time, Series C Mandatory Conversion Time, Series D Mandatory Conversion Time, Series E Mandatory Conversion Time, Series F Mandatory Conversion Time, Series G Mandatory Conversion Time or the Series H Mandatory Conversion Time, as applicable (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the QPO Mandatory Conversion Time, Series A and Series B Mandatory Conversion Time, Series C Mandatory Conversion Time, Series D Mandatory Conversion Time, Series E Mandatory Conversion Time, Series F Mandatory Conversion Time, Series G Mandatory Conversion Time or Series H Mandatory Conversion Time, as applicable, and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock being converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.    Special Mandatory Reclassification.
6.1    Trigger Event. In the event that (i) the Corporation consummates the Additional Closing (as such term is defined in the Series H Purchase Agreement) and (ii) a holder of Series H Preferred Stock is a Non-Participating Investor (as such term is defined in the Series H Purchase Agreement), then effective as of 11:59 p.m. Pacific time on the date of the Additional Closing, the Applicable Portion (as such term is defined in the Series H Purchase Agreement) of the Initial Closing Shares (as such term is defined in the Series H Purchase Agreement) originally purchased by such Non-Participating Investor (the "Non-Participating Series H Preferred") shall automatically, and without any further action on the part of such holder or any other party, be reclassified as and changed into shares of Series H Preferred Stock on a one-to-one-half (1.0:0.5) basis (i.e., each one (1) such share of the Applicable Portion of Series H Preferred Stock shall be reclassified as and changed into one-half (0.5) of a share of Series H Preferred Stock) (the "Reclassified Series H Preferred Stock"). Such reclassification is referred to as a "Special Mandatory Reclassification."
6.2    Procedural Requirements. Upon a Special Mandatory Reclassification, all shares of Non-Participating Series H Preferred subject to the Special Mandatory Reclassification shall be reclassified into Reclassified Series H Preferred Stock automatically as provided in Subsection 6.1 without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation. Any stock certificate that immediately prior to the Special Mandatory Reclassification represented shares of Non-Participating Series H Preferred shall, immediately following the Special Mandatory Reclassification represent the number of whole shares of Reclassified Series H Preferred Stock determined as provided in Subsection 6.1. No fractional shares of Series H Preferred Stock shall be issued in connection with the Special Mandatory Reclassification. All shares of Reclassified Series H Preferred Stock that are held by a Non-Participating Investor shall be aggregated subsequent to the Special Mandatory Reclassification. In lieu of any interest in a fractional share of Reclassified Series H Preferred Stock that may remain following such aggregation, the Corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share (as determined in good faith by the Board of Directors), rounded up to the nearest whole $0.01. Upon a Special Mandatory Reclassification, each holder of shares of Non-Participating Series H Preferred Stock reclassified pursuant to Subsection 6.1 shall be sent written notice of such Special Mandatory Reclassification and the place designated for mandatory reclassification of all such shares of Non-Participating Series H Preferred Stock pursuant to this Section 6. Upon receipt of such notice, each holder of such shares of Non-Participating Series H Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Reclassification and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for the Non-Participating Series H Preferred Stock so reclassified, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Reclassified Series H Preferred Stock issuable on such reclassification in accordance with the provisions hereof. Those shares of Series H Preferred Stock no longer outstanding as a result of the Special Mandatory Reclassification shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series H Preferred Stock accordingly.
7.    Redemption. The Preferred Stock is not mandatorily redeemable. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock following redemption.
8.    Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least 60% of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 75% of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of at least 60% of the shares of Series D Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least 60% of the shares of Series E Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series F Preferred Stock set forth herein may be waived on behalf of all holders of Series F Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series G Preferred Stock set forth herein may be waived on behalf of all holders of Series G Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series H Preferred Stock set forth herein may be waived on behalf of all holders of Series H Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series H Preferred Stock then outstanding.
9.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
FIFTH.    Subject to any additional vote required by the Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH.    Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH.    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH.    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH.    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
TENTH.    To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors of the Corporation through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
ELEVENTH.    The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee or advisor of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, affiliate, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.
Any amendment, repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
TWELFTH.    Distributions by the Corporation may be made without regard to "preferential dividends arrears amount" or any "preferential rights," as such terms may be used in Section 500 of the California Corporations Code.
THIRTEENTH.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law or the Restated Certificate or Bylaws, (D) any action or proceeding asserting a claim as to which the General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware, or (E) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
* * *
3.That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.That this Restated Certificate, which restates and integrates and further amends the provisions of this corporation's Certificate of Incorporation, has been duly adopted m accordance with Sections 242 and 245 of the General Corporation Law.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 4th day of October, 2018.

By:	/s/ Ethan Brown
Ethan Brown
President

SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
BEYOND MEAT, INC.